EXHIBIT 10.1

Confidential

Execution Version

Amendment No. 1 to
Subscription Agreement

This Amendment No. 1 (this “Amendment”) to the Subscription Agreement dated as of June 11, 2019 (the “Subscription Agreement”), by and between Synlogic, Inc. (the “Company), a Delaware corporation, and Ginkgo Bioworks, Inc. (the “Purchaser”), is made effective as of April 1, 2020, by and between Company and the Purchaser.

W I T N E S S E T H:

WHEREAS, the Purchaser and the Company entered into the Subscription Agreement pursuant to which the Company sold Securities to the Purchaser; and

WHEREAS, the Company and the Purchaser wish to revise Section 5.4 of the Subscription Agreement to clarify the parties’ intent and spirit of the arrangement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Undefined Terms. All capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them in the Subscription Agreement.

2.	Amendment to the Subscription Agreement. The Subscription Agreement is hereby amended as follows:

a.	Section 5.4 of the Subscription Agreement is hereby amended and restated in its entirety as follows:

“5.4Use of Proceeds. The Company will use the proceeds from the offering to progress and expand its pipeline, including initiating three new programs in the first six months following the Closing Date (the “Initial Period”) and six new programs in the 12 months following the Initial Period.”

3.

No Other Changes.  Except as specifically amended and modified hereby, the Subscription Agreement is and shall continue to be in full force and effect, and is hereby in all respects ratified and confirmed.

4.	Effectiveness. This Amendment shall be effective as of the date first written above.
5.

Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.  This Amendment shall become binding when one or more counterparts thereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

6.	Captions. The captions to the sections and paragraphs of this Amendment are for the convenience of the parties only and are not part of this Amendment.

[Signature Page Follows]

EXHIBIT 10.1

Confidential

Execution Version

In Witness Whereof, the parties hereto have caused this Amendment to the Subscription Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

SYNLOGIC, INC.

/s/ AOIFE BRENNAN
Name: Aoife Brennan
Title: President & CEO

Address for Notice:
Synlogic, Inc.
301 Binney St, Suite 402
Cambridge, MA 02139

Email: Contracts@synlogictx.com
Attention: Legal Department

With a copy to (which shall not constitute notice):

EXHIBIT 10.1

Confidential

Execution Version

PURCHASER:

Ginkgo Bioworks, Inc.:

/s/ JASON KELLY
Name: Jason Kelly
Title: CEO